EXHIBIT 11

                    HEALTHSOUTH CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF INCOME PER SHARE (UNAUDITED)

                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


                                                                                THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                                    JUNE 30,                      JUNE 30,
                                                                              ----------------------      ----------------------
                                                                                2002         2001           2002         2001
                                                                              ---------    ---------      ---------    ---------
Numerator:
     Net income (loss)                                                        $  57,506    $ (19,947)     $  82,090    $  55,364
                                                                              ---------    ----------     ---------    ---------
     Numerator for basic earnings per share -- income (loss) available
        to common stockholders                                                   57,506      (19,947)        82,090       55,364
     Effect of dilutive securities:
        Elimination of interest and amortization on 3.25% Convertible
            Subordinated Debentures due 2003, less the related effect of the
            provision of income taxes                                              --  (1)      --   (1)       --  (1)      --   (1)
                                                                              ---------    ---------      ---------    ---------
     Numerator for diluted earnings per share -- income (loss) available
        to common stockholders after assumed conversion                       $  57,506    $ (19,947)     $  82,090    $  55,364
                                                                              =========    =========      =========    =========

Denominator:
     Denominator for basic earnings per share -- weighted-average
        shares                                                                  395,302      388,665        393,559      388,463
     Effect of dilutive securities:
        Net effect of dilutive stock options                                      6,695         --            6,862        8,780
        Restricted shares issued                                                    475         --              475          750
        Assumed conversion of 3.25% Convertible Subordinated
            Debentures due 2003                                                    --  (1)      --   (1)       --  (1)      --   (1)
                                                                              ---------    ---------      ---------    ---------
                Dilutive potential common shares                                  7,170         --            7,337        9,530
                                                                              ---------    ---------      ---------    ---------
     Denominator of diluted earnings per share -- adjusted
        weighted-average shares and assumed conversions                         402,472      388,665        400,896      397,993
                                                                              =========    =========      =========    =========

Basic earnings (loss) per share                                               $    0.15    $   (0.05)     $    0.21    $    0.14
                                                                              =========    =========      =========    =========

Diluted earnings (loss) per share                                             $    0.14    $   (0.05)    $     0.20    $    0.14
                                                                              =========    =========     ==========    =========




(1) The effect of these securities was antidilutive for the three months and six months ended June 30, 2001 and June 30, 2002.





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